Exhibit 99.1

Fluent, Inc. Reports Fourth Quarter and Full-Year 2018 Results

•	Q4 2018 revenue of $70.8 million, up 25% over Q4 2017

•	GAAP net income from continuing operations of $1.6 million, or $0.02 per share

•	New non-GAAP metric media margin of $25.1 million, up 27% over Q4 2017

•	Adjusted EBITDA of $11.1 million, up 4% over Q4 2017

•	Introducing guidance for 2019

New York, NY – March 13, 2019 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported results for the fourth quarter and fiscal year ended December 31, 2018.

“We are pleased to report strong results for Q4 and full-year 2018, which we believe validate the efficacy of Fluent's business model” commented Ryan Schulke, Fluent’s Chief Executive Officer. “Further, our diligent dual-pronged focus on providing consumers with engaging digital experiences, while delivering highly effective performance-based marketing solutions to our clients, remains at the core of our strategic priorities for 2019 and beyond. During the past year, we grew our team by approximately one-third and we recently announced our new corporate headquarters, setting the stage for anticipated future growth, as reflected in our 2019 guidance which we are introducing today."

Fluent's Chief Financial Officer, Alex Mandel, added "Fluent's results speak to the scale, profitability and growth achieved by the Company and enabled by our colleague base, consumer audience and advertiser clients in 2018. Following the Spin-off in Q1 2018, the Company has been laser-focused on expanding the reach and market awareness of our performance-based marketing solutions."

Fourth Quarter Highlights

•	Revenue of $70.8 million, an increase of 25% over Q4 2017.

•	Net income from continuing operations of $1.6 million, compared to net loss from continuing operations of $2.8 million in Q4 2017.

•	Media margin of $25.1 million, representing 35% of revenue and growth of 27% over Q4 2017.

•	Adjusted EBITDA of $11.1 million, representing 16% of revenue and growth of 4% over Q4 2017.

•	Adjusted net income of $6.0 million, or $0.08 per share.

Full-Year 2018 Highlights

•	Revenue of $250.3 million, an increase of 18% over 2017.

•	Net income from continuing operations of $3.2 million, compared to net loss from continuing operations of $31.7 million in 2017.

•	Media margin of $92.2 million, representing 37% of revenue and growth of 34% over 2017.

•	Adjusted EBITDA of $44.1 million, representing 18% of revenue and growth of 35% over 2017.

•	Adjusted net income of $22.7 million, or $0.30 per share.

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures. Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income taxes, (2) non-cash loss on amendment of warrants, (3) interest expense (net), (4) write-off of long-lived assets, (5) depreciation and amortization, (6) share-based compensation expense, (7) acquisition and restructuring costs, and (8) litigation and certain other costs. Adjusted net income is defined as net income (loss) from continuing operations, excluding (1) non-cash loss on amendment of warrants, (2) write-off of long-lived assets, (3) share-based compensation expense, (4) acquisition and restructuring costs, and (5) litigation and certain other costs. Reconciliations of these non-GAAP measures are provided below.

Liquidity and Capital Resources
As of December 31, 2018 Fluent had:

•	75,292,383 shares outstanding

•	2,909,917 vested not delivered restricted stock units or shares of common stock grants

•	$17.8 million cash and equivalents

•	$35.0 million working capital, calculated as current assets minus current liabilities

•	$55.5 million of debt

Business Outlook - 2019
Fluent is providing revenue, media margin and adjusted EBITDA guidance for first quarter and full-year 2019, as follows:

For first quarter 2019:

•	Revenue is anticipated to be $65.5 - $66.5 million, or 17% - 19% over Q1 2018.

•	Media margin is anticipated to be in the range of $22.5 - $23.5 million.

•	Adjusted EBITDA is anticipated to be in the range of $8.8 - $9.6 million.

Full-year 2019:

•	Revenue is anticipated to be $285 - $293 million, or 14% - 17% over full-year 2018.

•	Media margin is anticipated to be in the range of $100 - $106 million.

•
Adjusted EBITDA is anticipated to be in the range of $46 - $50 million, or 5% - 14% over full-year 2018. Full-year adjusted EBITDA guidance reflects additions to our colleague base and our new corporate headquarters, among other factors.

Fluent is not able to provide a reconciliation of projected media margin or adjusted EBITDA to the most directly comparable expected GAAP results, due to the unknown effect, timing and potential significance of certain operating costs and expenses, share-based compensation expense, depreciation and amortization expense, interest expense (net), and the provision for (benefit from) income taxes.

Conference Call and Webcast
Fluent, Inc. will host a conference call on Wednesday, March 13, 2019 at 4:30 PM ET to discuss its 2018 fourth quarter and full-year financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10127987. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.
Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers;

management of the growth of our operations; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve from our separation from red violet; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$17,769	$16,564
Accounts receivable, net of allowance for doubtful accounts of $1,751 and $1,624 as of December 31, 2018 and 2017, respectively	48,652	36,278
Prepaid expenses and other current assets	1,971	1,865
Current assets of discontinued operations	—	2,274
Total current assets	68,392	56,981
Restricted cash	1,480	—
Property and equipment, net	1,380	687
Intangible assets, net	61,812	74,354
Goodwill	159,791	159,791
Other non-current assets	414	1,097
Non-current assets of discontinued operations	—	24,089
Total assets	$293,269	$316,999
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$7,855	$7,408
Accrued expenses and other current liabilities	21,566	14,967
Deferred revenue	444	265
Current portion of long-term debt	3,500	2,750
Current liabilities of discontinued operations	—	7,389
Total current liabilities	33,365	32,779
Promissory notes payable to certain shareholders, net	—	10,837
Long-term debt, net	51,972	49,376
Other non-current liabilities	766	—
Total liabilities	86,103	92,992
Shareholders' equity:
Preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2018 and 2017	—	—
Common stock—$0.0005 par value, 200,000,000 shares authorized; 76,525,581 and 61,631,573 shares issued as of December 31, 2018 and 2017, respectively; and 75,292,383 and 61,279,050 shares outstanding as of December 31, 2018 and 2017, respectively	38	31
Treasury stock, at cost, 1,233,198 and 352,523 shares as of December 31, 2018 and 2017, respectively	(3,272)	(1,274)
Additional paid-in capital	395,769	392,687
Accumulated deficit	(185,369)	(167,437)
Total shareholders’ equity	207,166	224,007
Total liabilities and shareholders’ equity	$293,269	$316,999

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$70,821	$56,523	$250,280	$211,690
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	46,440	37,709	161,560	146,382
Sales and marketing expenses (1)	3,755	2,590	13,663	11,973
Product development (1)	1,723	657	5,279	2,578
General and administrative expenses (1)	10,619	11,495	36,007	55,094
Depreciation and amortization	3,153	3,319	13,174	13,055
Write-off of long-lived assets	1,517	—	1,517	3,626
Spin-off transaction costs (1)	—	—	7,708	—
Total costs and expenses	67,207	55,770	238,908	232,708
Income (loss) from operations	3,614	753	11,372	(21,018)
Interest expense, net	(1,925)	(2,585)	(8,134)	(9,683)
Other expenses, net	—	(1,005)	—	(1,005)
Income (loss) before income taxes from continuing operations	1,689	(2,837)	3,238	(31,706)
Income taxes	(46)	—	(46)	—
Net income (loss) from continuing operations	1,643	(2,837)	3,192	(31,706)
Discontinued operations:
Loss from operations of discontinued operations, net of $0 income taxes	—	(3,140)	(2,084)	(21,500)
Loss on disposal of discontinued operations, net of $0 income taxes	—	—	(19,040)	—
Net loss from discontinued operations	—	(3,140)	(21,124)	(21,500)
Net income (loss)	$1,643	$(5,977)	$(17,932)	$(53,206)
Basic and diluted net income (loss) per share:
Continuing operations	$0.02	$(0.04)	$0.04	$(0.52)
Discontinued operations	$—	$(0.05)	$(0.28)	$(0.35)
Net income (loss)	$0.02	$(0.09)	$(0.23)	$(0.87)
Weighted average number of shares outstanding:
Basic and diluted	78,201,971	65,138,638	76,705,877	61,153,069

(1) Amounts include share-based compensation expense as follows:
Sales and marketing expenses	$731	$213	$2,856	$2,254
Product development	189	118	676	423
General and administrative expenses	1,906	5,338	5,739	28,448
Spin-off transaction costs	—	—	5,410	—
Total share-based compensation expense	$2,826	$5,669	$14,681	$31,125

FLUENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,932)	$(53,206)
Net loss from discontinued operations	21,124	21,500
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	13,174	13,055
Non-cash interest expense and related amortization	1,830	3,027
Share-based compensation expense	14,681	31,125
Non-cash loss on amendments of warrants	—	1,005
Write-off of long-lived assets	1,517	3,626
Provision for bad debt	462	1,733
Allocation of expenses to red violet	(325)	(3,646)
Deferred income taxes	46	—
Changes in assets and liabilities:
Accounts receivable	(12,836)	(7,747)
Prepaid expenses and other current assets	(304)	(432)
Other non-current assets	683	127
Accounts payable	249	(2,864)
Accrued expenses and other current liabilities	6,771	5,594
Deferred revenue	179	27
Net cash provided by operating activities from continuing operations	29,319	12,924
Net cash used in operating activities from discontinued operations	(5,835)	(10,411)
Net cash provided by operating activities	23,484	2,513
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(238)	(732)
Capitalized costs included in intangible assets	(1,236)	(927)
Capital contributed to red violet	(19,728)	—
Net cash used in investing activities from continuing operations	(21,202)	(1,659)
Net cash used in investing activities from discontinued operations	(1,386)	(6,468)
Net cash used in investing activities	(22,588)	(8,127)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	13,392	—
Proceeds from exercise of warrants by certain warrant holders	—	3,485
Proceeds from debt obligations, net of debt costs	67,182	13,883
Repayments of long-term debt	(76,787)	(4,310)
Taxes paid related to net share settlement of vesting of restricted stock units	(1,989)	(743)
Repurchase of treasury stock	(9)	—
Net cash provided by financing activities	1,789	12,315
Net increase in cash, cash equivalents and restricted cash	2,685	6,701
Cash, cash equivalents and restricted cash at beginning of period	16,564	9,863
Cash, cash equivalents and restricted cash at end of period	$19,249	$16,564
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$6,429	$6,706
Cash paid for income taxes	$—	$—

Definitions, Use and Reconciliation of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) from continuing operations, excluding (1) income taxes, (2) non-cash loss on amendment of warrants, (3) interest expense (net), (4) write-off of long-lived assets, (5) depreciation and amortization, (6) share-based compensation expense, (7) acquisition and restructuring costs, and (8) litigation and certain other costs.

Adjusted net income is defined as net income (loss) from continuing operations, excluding (1) non-cash loss on amendment of warrants, (2) write-off of long-lived assets, (3) share-based compensation expense, (4) acquisition and restructuring costs, and (5) litigation and certain other costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2018	2017	2018	2017
Net income (loss) from continuing operations	$1,643	$(2,837)	$3,192	$(31,706)
Income taxes	46	—	46	—
Non-cash loss on amendment of warrants	—	1,005	—	1,005
Interest expense, net	1,925	2,585	8,134	9,683
Spin-off transaction costs	—	—	7,708	—
Write-off of long-lived assets	1,517	—	1,517	3,626
Depreciation and amortization	3,153	3,319	13,174	13,055
General and administrative expenses	10,619	11,495	36,007	55,094
Product development	1,723	657	5,279	2,578
Sales and marketing expenses	3,755	2,590	13,663	11,973
Non-media cost of revenue (1)	706	889	3,473	3,571
Media margin	$25,087	$19,703	$92,193	$68,879
Revenue	$70,821	$56,523	$250,280	$211,690
Media margin % of revenue	35.4%	34.9%	36.8%	32.5%
(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2018	2017	2018	2017
Net income (loss) from continuing operations	$1,643	$(2,837)	$3,192	$(31,706)
Income taxes	46	—	46	—
Non-cash loss on amendment of warrants	—	1,005	—	1,005
Interest expense, net	1,925	2,585	8,134	9,683
Write-off of long-lived assets	1,517	—	1,517	3,626
Depreciation and amortization	3,153	3,319	13,174	13,055
Share-based compensation expense	2,826	5,669	14,681	31,125
Acquisition and restructuring costs	—	749	3,149	5,541
Litigation and other costs	—	201	164	204
Adjusted EBITDA	$11,110	$10,691	$44,057	$32,533

Below is a reconciliation of adjusted net income from net income (loss) from continuing operations, which we believe is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share data)	2018	2017	2018	2017
Net income (loss) from continuing operations	$1,643	$(2,837)	$3,192	$(31,706)
Non-cash loss on amendment of warrants	—	1,005	—	1,005
Write-off of long-lived assets	1,517	—	1,517	3,626
Share-based compensation expense	2,826	5,669	14,681	31,125
Acquisition and restructuring costs	—	749	3,149	5,541
Litigation and other costs	—	201	164	204
Adjusted net income	$5,986	$4,787	$22,703	$9,795
Adjusted net income per share:
Basic and diluted	$0.08	$0.07	$0.30	$0.16
Weighted average number of shares outstanding:
Basic and diluted	78,201,971	65,138,638	76,705,877	61,153,069

We present media margin, adjusted EBITDA and adjusted net income as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. Adjusted EBITDA excludes from net income (loss) from continuing operations items including (1) income taxes, (2) non-cash loss on amendment of warrants, (3) interest expense (net), (4) write-off of long-lived assets, (5) depreciation and amortization, (6) share-based compensation expense, (7) acquisition and restructuring costs, and (8) litigation and certain other costs, certain of which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, or may be non-recurring in nature. We consider an item to be non-recurring if it is infrequent or unusual and has not occurred in the past two years or is not expected to recur in the next two years, in accordance with SEC rules.

Adjusted net income and the related measure of adjusted net income per share exclude from net income (loss) from continuing operations items including (1) non-cash loss on amendment of warrants, (2) write-off of long-lived assets, (3) share-based compensation expense, (4) acquisition and restructuring costs, and (5) litigation and certain other costs, certain of which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, or may be non-recurring in nature. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income from continuing operations.

Media margin, adjusted EBITDA and adjusted net income are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income (loss) from continuing operations as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investors:
Investor Relations
Fluent, Inc.

(917) 310-2070
InvestorRelations@fluentco.com